EXHIBIT 23



Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated February 9, 1995, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1994, as amended, included in this Form 10-K/A (Amendment No. 1).


Registration Statement Number               Description

 2-75916                                     Form S-8
33-6610                                      Form S-8
33-6612                                      Form S-8
33-26917                                     Form S-8
33-26918                                     Form S-8
33-33251                                     Form S-8
33-39607                                     Form S-8
33-39608                                     Form S-3
33-47651                                     Form S-8
33-47652                                     Form S-8
33-53807                                     Form S-3







/s/ ERNST & YOUNG LLP
    Ernst & Young LLP
    Baltimore, Maryland
    April 19, 1995